Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (File Nos. 333-219385, 333-235768, 333-252087, 333-267423, and 333-272404), Form S-8 (File Nos. 333-220781, 333-271122, 333-271124, and 333-274118) and Form S-3 (File Nos. 333-231035, 333-240129, 333-252623, 333-256476, 333-262276, 333-266375, 333-268660, 333-270723, 333-272783, 333-274634, and 333-276429) of our report dated March 29, 2024, related to the consolidated financial statements of First Wave BioPharma, Inc. as of December 31, 2023 and 2022 and for the years then ended, which appears in the Annual Report on Form 10-K of First Wave BioPharma, Inc. for the year ended December 31, 2023. Our report on the consolidated financial statements of First Wave BioPharma, Inc. includes an explanatory paragraph about the existence of substantial doubt concerning its ability to continue as a going concern. We also consent to the reference to our Firm under the caption “Experts” in the Registration Statements.

/s/ Mazars USA LLP

New York, New York

March 29, 2024